TriState Capital

TriState Capital Bank
Chartwell Investment Partners

Strength & Resilience for Unprecedented Times

To Our Valued Clients, Shareholders and Team, March 19, 2020

We know you are deeply affected by the public health and economic challenges facing our great nation, and TriState Capital is working to do our part to help lead our clients, employees and communities through them. From our company's 2007 inception, it has been built to have the agility, strength and resilience to provide exceptional service to our sophisticated clients in any environment, while creating value for shareholders who invest alongside our directors and officers.

TriState Capital was a critical source of funding and expertise to clients during and after the Great Recession, and thanks to the trust and confidence of those we serve, the company delivered superior growth and profitability to our shareholders over the last 14 years through periods of volatility and uncertainty.

Today, this country, its people and its private enterprises face a test of resolve and shared sacrifice. Our employees have shown dedication to those they serve, and their health and safety remain our top priority as we implement business continuity plans to ensure uninterrupted service to clients. In recent weeks, our branchless bank and world-class asset manager have helped clients to meet early challenges with ample liquidity, vital financial products and services, and expert advice. Looking ahead, we are confident that our continued accessibility, unique business model and effort to build a fortress balance sheet will continue be a source of strength and resilience on which our clients and shareholders can rely. We are here for you all and are inspired to be better than ever.

Liquidity & Accessibility

- In recent days we have seen record private banking loan application volume, as investment advisors and trust officers turn to TriState Capital Bank, the nation's premier provider of non-purpose margin loans marketed through financial intermediaries, as a ready source of liquidity for their clients.
- The focus of our commercial lending activity remains on high-quality middle-market enterprises within our regional footprint.
- We are responsibly funding commercial and private banking loan growth and our swap fee business has continued to perform very well to date.
- Deposits continue to grow at a faster rate than loans this quarter, with outstandings at materially higher levels today than 12/31/19 and 3/31/19.
- Chartwell net flows of client AUM to date are positive and its pipeline remains robust. We believe the institutional clients representing ~75% of AUM will be opportunistic in the volatile market environment. Fixed income represents ~60% of Chartwell's national business, dampening the volatility of its AUM.

Decisive Response While Maintaining Premier Client Experience

- The day after the March 3 FOMC Target Fed Funds rate cut, and in anticipation of near-zero rates, we initiated new interest rate and swap rate programs across our flexible balance sheet. Deposit repricing began functioning immediately, focused on non-fixed-rate balances (~78% of total), including those linked to the Effective Fed Funds Rate (~40%) and priced at rates set with bank discretion (~38%). Interest rate floors are in place for floating-rate loans (~93% of total) that are scheduled to reprice in April, including those indexed to 30-day LIBOR (~82%), as well as Prime and Effective Funds Rate (~11%).
- Net interest income (NII) is currently expected to grow in the first quarter of 2020, compared to the fourth quarter of 2019, on a pre-provision basis.
- Non-interest expense is currently expected to be lower than previously anticipated.

Capital & Asset Quality

- The company has ample capital today to continue growing in 2020, meeting the needs of greater numbers of TriState Capital Bank and Chartwell clients. Commercial lending, comprising ~40% of total loans outstanding, is the company's only business with significant regulatory capital requirements.
- Our Chartwell asset management business is not subject to regulatory capital requirements.
- Private banking loans comprise ~60% of TriState Capital's total loans outstanding. Primarily collateralized by marketable securities that are liquid and monitored daily, these lower risk private banking loans are subject to favorable treatment under regulatory capital requirements. And currently, we continue to expect light reserve requirement for credit loss in this portfolio under the CECL accounting methodology applied to banks in 2020.
- Across our private banking loan portfolio, we continue to build meaningful relationships and loan balances with financial advisers and their clients through our expertise in changing times. We have experienced no losses, as our highly experienced teams and technology platforms have helped financial advisors and trust officers this month to fulfill their high-net-worth clients' cure activity in an orderly fashion.
- TriState Capital entered 2020 with a 0% non-performing loans/loans ratio. While no bank will be untouched by the challenges ahead, we remain in close contact with our borrowers, and stand ready to help them through the uncertainty they face. To date, we are not seeing material changes in the superior asset quality metrics we last reported at the end of 2019.

We are in this together. Today, we believe TriState Capital has the people, technology and infrastructure, balance sheet, asset quality, capital, liquidity and competitive position to help lead our clients through these unprecedented times.

Sincerely,

James F. Getz

Chairman and Chief Executive Officer

TriState Capital Holdings, Inc. (Nasdaq: TSC)

~78%

of total deposits are not fixed rate and began repricing in March

~60%

of total loans are private banking loans

Profitable Growth Across a Range of Rate Cycles



2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
15
16
17
18
19
Net Interest Income Growth
Revenue Growth*
Pre-Tax Income Growth
EPS Growth
1-Month LIBOR

13%

average annual organic NII growth since 2014

NON-GAAP MEASURES * Total revenue, which is not calculated in accordance with generally accepted accounting principles (GAAP), is a financial measure that TriState Capital has consistently utilized to provide a greater understanding of its significant fee- generating businesses. Revenue equals the sum of net interest income and non-interest income, excluding net gains and losses on the sale of debt securities. GAAP reconciliations can be found in the company’s most recent quarterly financial results news release. FORWARD LOOKING STATEMENTS This document includes “forward-looking statements” in reliance on the safe-harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. The words “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “maintain,” “opportunity,” “plan,” “potential,” “project,” “sustain,” “target,” “trend,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” and similar expressions, among others, generally identify forward-looking statements. Examples of forward-looking statements include, without limitation, statements relating to TriState Capital’s future plans, objectives or goals and are based on current expectations, plans or forecasts. Such forward-looking statements are subject to risks, uncertainties and changed circumstances that are difficult to predict and are often beyond TriState Capital’s ability to control. Actual results or outcomes could differ materially from those currently anticipated, discussed or projected by forward-looking statements. Such risks and uncertainties include, but are not limited to: • those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which TriState Capital operates and in which its loans are concentrated; • TriState Capital's level of non-performing assets and the costs associated with resolving problem loans; • possible loan losses, impairment and the collectability of loans; • changes in market interest rates which may increase funding costs and/or reduce earning asset yields and thus reduce margin; • the impact of changes in interest rates on the credit quality and value of underlying securities collateral of the loan portfolio and the effect of such changes on the market value of TriState Capital's investment securities portfolio; • federal and state regulation, supervision and examination, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder, and potential expenses associated with complying with regulations; • TriState Capital's ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate liquidity internally or raise capital on favorable terms; • possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations; • any impairment of TriState Capital's goodwill or other intangible assets; • conditions in the financial markets that may limit TriState Capital's access to additional funding to meet its liquidity needs; • the success of TriState Capital's growth plans, including the successful integration of past and future acquisitions, the ability to fully realize the cost savings and other benefits of its acquisitions, and the ability to manage risks related to business disruption following those acquisitions; • TriState Capital’s ability to develop and provide competitive products and services that appeal to its customers and target markets; • fluctuations in the carrying value of Chartwell’s assets under management; • the relative and absolute investment performance of Chartwell’s investment products; • system failure or breaches of TriState Capital's network security; • TriState Capital's ability to recruit and retain key employees; • Chartwell’s success in negotiating distribution arrangements and maintaining distribution channels for its products; • the failure by a key vendor to fulfill its obligations to TriState Capital; • the effects of problems encountered by other financial institutions that adversely affect TriState Capital or the banking industry generally; • regulatory limits on TriState Capital's ability to receive dividends from its subsidiaries and pay dividends to its preferred shareholders; and • the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made, and TriState Capital disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of TriState Capital for any reason, except as specifically required by law. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual reports on Form 10-K and quarterly reports on Form 10-Q, and other documents the company files with the Securities and Exchange Commission from time to time.